UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2013

AMERICAN MAGNA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53630	20-5859893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200
Henderson, NV
(Address of Principal Executive Offices)

89074
(Zip Code)

702-990-3256
(Registrant’s Telephone Number, Including Area Code)

DAKOTA GOLD CORP.
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On July 19, 2013, American Magna Corp. (the “Registrant”) executed a property option agreement (the “Agreement”) with Desert Pacific Exploration, Inc. (“DPE”) granting the Registrant the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by DPE, a natural resource exploration company.  The property known as the Bell Flat Project is located in Churchill County, Nevada and currently consists of 11 unpatented claims (the “Property”).  Annual option payments and minimum annual exploration expenditures under Agreement are as noted below:

	($) Property Payments	($) Work Expenditures
Upon Execution of Agreeement	5,000
May 21, 2014	10,000	50,000
May 21, 2015	15,000	150,000
May 21, 2016	20,000	150,000
May 21, 2017	30,000	200,000
May 21, 2018	40,000	350,000
May 21, 2019	50,000	300,000
May 21, 2020	50,000	300,000
May 21, 2021	50,000	300,000
May 21, 2022	50,000	200,000
May 21, 2023	50,000	250,000
May 21, 2024	250,000	750,000
Totals:	620,000	3,000,000

Since our payment obligations are non-refundable, if we do not make any payments under the Agreement we will lose any payments made and all our rights to the Property. If all said payments under the Agreement are made, then we will acquire all mining interests in the Property.  If the Registrant fails to make any payment when due, the Agreement gives the Registrant a 60-day grace period to pay the amount of the deficiency.  DPE retained a 3% royalty of the aggregate proceeds received by the Registrant from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the Property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties.

The Agreement will terminate if the Registrant fails to comply with any of its obligations in the Agreement and fails to cure such alleged breach. If the Registrant gives notice that it denies a default has occurred, the matter shall be determined finally through such means of dispute resolution as such matter has been subjected to by either party. The Agreement provides that all disputes shall be resolved by a sole arbitrator under the rules of the Arbitration Act of Nevada. The Registrant also has the right to terminate the Agreement by giving notice to DPE.

DPE, the owner of the Bell Flat Project, is an affiliate controlled by Naomi Duerr, the wife of Herb Duerr , the President and CEO of the Registrant.

Item 1.02.  Termination of a Material Definitive Agreement

On July 17, 2013, the Registrant gave notice of termination to MinQuest, Inc., (“MinQuest”) pursuant to the terms of the Crescent Fault Property Agreement (the “Crescent Fault Agreement”) dated August 17, 2012.  The effective date of the termination of the Crescent Fault Agreement is July 20, 2013.  The Crescent Fault Agreement, which was filed as an exhibit to the Company's Form 8-K filed on August 21, 2012, had granted the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property known as the Crescent Fault Property controlled by MinQuest.  The Registrant has determined that the Crescent Fault Property no longer fits with its business parameters.

As a result of such termination, the Crescent Fault Property has been returned to MinQuest and the Company is responsible to pay all claim fees, payments and expenses in order to maintain the property in good standing until July 2014. It is estimated that such fees and expenses will not exceed an aggregate of approximately $5,000.

Section 5 Corporate Governance and Management

Item 5.02  Compensatory Arrangements of Certain Officers

On July 19, 2013, the Board of Directors of the Registrant approved the issuance of 15,000,000 shares of restricted common stock to Herb Duerr, the Registrant’s President and CEO for facilitating the execution of the Bell Flat Project.

For all the terms and provisions of the Bell Flat Property Option Agreement, reference is hereby made to such documents annexed hereto as Exhibit 10.1.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Section 9  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

10.1 Bell Flat Property Option Agreement date July 19, 2013 by and between Desert Pacific Exploration, Inc., and American Magna Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 23, 2013

AMERICAN MAGNA CORP.

By:  /s/ Herb Duerr
Name:  Herb Duerr
Title:  Chief Executive Officer